EXHIBIT 99.1


For Immediate Release



            A4S Security, Inc. Announces Date of Separation of Units

Loveland, CO - August 3, 2005 -- A4S Security, Inc. (NASDAQ SC and ArcaEx:
SWATU) ("A4S"), announced today that the Units of its securities, currently trading under the symbol of SWATU on the Nasdaq SmallCap Market and ArcaEx will separate into one share of common stock and one warrant to purchase one share of common stock on August 25, 2005. The shares of common stock and warrants to purchase common stock will trade separately under the symbols SWAT and SWATW, respectively, on the Nasdaq SmallCap Market and ArcaEx beginning on Thursday, August 25, 2005. Upon the separation of the Units into common stock and warrants, the Units will no longer trade and will cease to exist.

Copies of the prospectus relating to the offering may be obtained from Newbridge Securities Corporation by written request to 1451 West Cypress Creek Road, Suite 204, Ft. Lauderdale, FL 33309.

About A4S Security, Inc.

A4S Security, Inc, headquartered in Loveland, Colorado, develops and distributes high resolution, full motion mobile digital video surveillance systems for use in public transportation and law enforcement.


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This press release includes "forward looking statements" as defined by the
Securities and Exchange Commission (the "SEC"). All statements, other than statements of historical fact, included in the press release that address activities, events or developments that the Company believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made based on experience, expected future developments and other factors the Company believes are appropriate under the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company. Investors are cautioned that any such statements are not guarantees of future performance. Actual results or developments may differ materially from those projected in the forward-looking statements as a result of many factors, including achieving substantial increases in sales of the Company's products, technological developments and adverse changes in market conditions. Furthermore, the Company does not intend (and is not obligated) to update publicly any forward-looking statements. The contents of this release should be considered in conjunction with the warnings and cautionary statements contained in the Company's recent filings with the SEC.


For additional information contact:
Michael Siemens, President
970-461-0071